Exhibit 99.1

Contact:	Richard J. Lieb,
Chief Financial Officer
Greenhill & Co., Inc.
(212) 389-1800

For Immediate Release

SPAC Sponsored by Greenhill Announces Closing of Iridium Acquisition and Stock Offering

NEW YORK,  September 29, 2009 – Greenhill & Co., Inc. (“Greenhill”) (NYSE: GHL) today announced that GHL Acquisition Corp. (“GHL Acquisition”), the special purpose acquisition company sponsored by Greenhill, has completed its acquisition of Iridium Holdings and a simultaneous offering of 16,000,000 newly issued shares of its common stock.  The combined company has been renamed Iridium Communications Inc. (NASDAQ:  IRDM, IRDMW, IRDMU).  Following the planned conversion of its convertible note, Greenhill will own 8,874,887 shares of Iridium common stock and warrants to purchase 4,000,000 shares of Iridium common stock with an exercise price of $11.50 per share.  Scott L. Bok, Co-Chief Executive Officer of Greenhill, and Robert H. Niehaus, Chairman of Greenhill Capital Partners, will be members of the Board of Directors of Iridium.

“We are very pleased with the results of the offering and the support from the stockholders of GHL Acquisition for the transaction.  Iridium now has a strong group of shareholders who are excited by its business model and opportunities for continued growth.  We look forward to working with the Board of Directors and management of Iridium as it embarks on the next stage of its life as a public company,” commented Scott L. Bok, Co-Chief Executive Officer of Greenhill.

Forward-Looking Statements and Other Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Greenhill or GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Greenhill or GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Greenhill or GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  The forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Greenhill undertakes no obligation to update forward-looking statements.

This press release is for informational purposes only and does not constitute an offer of any securities for sale.